UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On and effective as of May 17, 2012, the General Partner of Plains All American Pipeline, L.P. (the “Partnership”) amended and restated the Third Amended and Restated Agreement of Limited Partnership of the Partnership by executing the Fourth Amended and Restated Agreement of Limited Partnership (the “Fourth Amended and Restated Partnership Agreement”), a copy of which is filed as Exhibit 3.1 hereto and is incorporated into this report by reference. Set forth below is a description of the provisions that were adopted or changed by the Fourth Amended and Restated Partnership Agreement:

•

numerous provisions and portions of text that related to the subordinated units were deleted given that all of the subordinated units have previously converted into common units and such provisions have no ongoing relevance;

•

the special allocation provisions in Section 6.1(d) were modified to clarify the general partner’s authority to make curative allocations in certain circumstances and to correct an erroneous reference under a heretofore unused priority allocation provision;

•

various provisions were updated to reflect current or known information such as a new address for the Partnership’s registered agent and the designation of specific dates or prices that are now known but which were previously referenced by general descriptions; and

•

the text of all amendments executed since the date of the Third Amended and Restated Agreement of Limited Partnership were incorporated into the Fourth Amended and Restated Partnership Agreement so that all such amendments, together with the changes described above, would be reflected in a single document.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 3.1	Fourth Amended and Restated Agreement of Limited Partnership of Plains All American Pipeline, L.P. dated May 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

Date: May 23, 2012	By:	PAA GP LLC, its general partner
	By:	Plains AAP, L.P., its sole member
	By:	Plains All American GP LLC, its general partner

	By:	/s/ Richard McGee
Name: Richard McGee
Title: Vice President

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Fourth Amended and Restated Agreement of Limited Partnership of Plains All American Pipeline, L.P. dated May 17, 2012.